Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-227064 on Form S-8 of PCB Bancorp and Subsidiary of our report dated March 9, 2020 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.
/s/ Crowe LLP
Los Angeles, California
March 9, 2020